Safe Harbor Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth in this presentation and conference call that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand, increased competition, failure to obtain or maintain intellectual property protection, downturns in the Chinese economy, uncompetitive levels of research and development, failure to obtain regulatory approvals, and other information detailed from time to time in the Tianyin Pharmaceutical Inc.'s filings and future filings with the United States Securities and Exchange Commission.

The forward-looking statements contained in this presentation are made only of this date, and Tianyin Pharmaceutical Inc. is under no obligation to revise or update these forward-looking statements.